APPENDIX A
                            PEASE OIL AND GAS COMPANY
                             1996 STOCK OPTION PLAN

     1. Purpose of Plan. The purpose of this 1994 Employee Stock Option Plan ("Plan") is to secure and retain employees responsible for the success of Pease Oil and Gas Company ("Company"), to motivate such persons to exert their best efforts on behalf of the Company, to encourage stock ownership and to provide such persons with proprietary interests in, and a greater concern for, the welfare of, and an incentive to continue service with, the Company.

     For purposes of this Plan, the term "Company" shall include where appropriate in the context used any "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Sections 424(e) and
(f) of the Code, whether in existence on the date of adoption of the Plan or formed after the adoption of this Plan.

     Options issued pursuant to this Plan will constitute incentive stock options within the meaning of ss. 422 of the Internal Revenue Code of 1986, as amended ("Code"), at the time of grant ("Incentive Stock Options"), or other options ("Nonstatutory Stock Options"). Incentive Stock Options and Nonstatutory Stock Options may both be granted hereunder and any option granted which for any reason does not qualify as an Incentive Stock Option shall be a Nonstatutory Stock Option; provided, however, that in no event shall an Incentive Stock Option and a Nonstatutory Stock Option granted to any Optionee under a single stock option agreement be subject to a "tandem" exercise arrangement such that the exercise of one such Option affects the Optionees's right to exercise the other Option granted under such stock option agreement.

     Unless the context requires otherwise, the term "Option" in this Plan refers to both Incentive Stock Options and Nonstatutory Stock Options.

     2. Stock Subject to the Plan. The number of shares of the Company's $.10 par value common stock ("Common Stock") which may be optioned under this Plan is 350,000 shares. Such shares may consist, in whole or in part, of unissued shares or treasury shares. The maximum number of shares issuable pursuant to this Plan, including shares subject to outstanding options, shall be subject to adjustment as provided in Section 6 of this Plan. The aggregate fair market value of the shares subject to Incentive Stock Options granted to any Optionee which become exercisable in a particular calendar year shall not exceed $100,000. For purposes of such limitation, the fair market value of Common Stock shall be determined as of the date of grant and the limitations shall be applied by taking into account Incentive Stock Options in the order granted. For purposes of this Plan, market value of shares subject to an option shall be determined as follows:

               (i) If the Common Stock is listed on the New York Stock Exchange,
          the  American  Stock  Exchange  or  such  other  securities   exchange


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          designated   by  the  Committee,  or  admitted   to  unlisted  trading
          privileges on any such exchange, or if the Common Stock is quoted on a National Association of Securities Dealers, Inc. system that reports closing prices, the fair market value shall be the closing price of the Common Stock as reported by the Wall Street Journal on the day the fair market value is to be determined, or if no such price is reported for such day, then the determination of such closing price shall be as of the last immediately preceding day on which the closing price is so reported; or

               (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges or so quoted, the fair market value shall be the average of the last reported highest bid and the lowest asked prices quoted on the National Association of Securities Dealers, Inc. Automated Quotations System or, if not so quoted, then by the National Quotation Bureau, Inc. on the day the fair market value is determined; or

               (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges or so quoted, and bid and asked prices are not reported, the fair market value shall be determined in such reasonable manner as may be prescribed by the Committee.

     If any outstanding Option under this Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such Option may again be optioned under this Plan subject to the limitations, terms and conditions of this Plan. The Board of Directors, and the proper officers of the Company, shall from time to time take appropriate action required for delivery of Common Stock, in accordance with any exercise of Options under this Plan.

     3. Administration. Administration of the Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, hereinafter referred to as the "Committee." The Committee shall consist of at least two members of the Board of Directors having full authority to act in the matter, none of whom during the one year prior to such appointment or while serving on the Committee, is granted an Option under this Plan or is granted or awarded equity securities pursuant to any other plan of the Company or any of its affiliates, except as permitted by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"). If the Committee thus established shall consist of fewer than two members at the time of any action by the Committee, then the directors shall select enough other shareholders to serve on the Committee to have two members and to meet any requirements of ss. 422 of the Code and regulations adopted thereunder and regulations adopted under the 1934 Act.

     Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

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     With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     Subject to compliance with Section 16 of the 1934 Act, members of the Board who are either eligible for Options or who have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options to such member.

     The decision of a majority of those present at any meeting of the Committee where a quorum consisting of a majority of the Committee is present shall constitute the decision of the Committee.

     The Committee is authorized and empowered to administer the Plan insofar as it relates to Options and, consistent with the terms of the Plan, to (a) select the employees to whom Options are to be granted and to fix the number of shares and other terms and conditions of the Options to be granted; (b) determine the date upon which Options shall be granted and the terms and conditions of the granted Options in a manner consistent with the Plan, which terms need not be identical as between Options or Optionees; (c) interpret the Plan and the Options granted under the Plan; (d) adopt, amend and rescind rules and regulations for the administration of the Plan insofar as it relates to Options; and (e) direct the Company to execute Stock Option agreements pursuant to the Plan.

     All such actions of the Committee shall be binding upon all participants in the Plan.

     4. Eligibility. The employees of the Company who shall be eligible to receive grants of Options under this Plan shall be those key employees, including officers or directors of the Company who are also employees, who are from time to time responsible for the management, growth or success of the business of the Company and who shall have been selected by the Committee. The Company may also grant Options to Consultants and Directors who are not employees of the Company; provided, however, that Consultants and Directors who are not employees are eligible to receive only Nonstatutory Options.

     The persons to receive Options under the Plan shall be selected from time to time by the Committee, in its sole discretion, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the Options granted to each person selected. [Subject to the exception under Section 5(b), no person may be granted an Option if such person, at the time the Option is granted, owns shares of Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. For purposes of

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calculating such stock ownership,  the attribution  rules of stock ownership set forth in Section 424(d) of the Code shall apply. Accordingly, an Optionee, with respect to whom such 10% limitation is being determined, shall be considered as owning Common Stock owned directly or indirectly by or for the Optionee's brothers and sisters (whether by the whole or half-blood), spouse, ancestors and lineal descendants; and any Common Stock owned directly or indirectly by or for a corporation, partnership, estate or trust, shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.]

     5. Terms and Conditions. The Plan shall become effective upon the approval of a majority of the holders of the Company's Common Stock present, or represented, and entitled to vote, at a meeting at which a quorum of stockholders of the Company is present or represented. Such approval must occur within 12 months after the date this Plan is adopted by the Board of Directors. It shall continue in effect for a period of ten years from the date of its effectiveness.

     All Options granted under this Plan shall be subject to the terms and conditions of this Plan, including all of the following:

                  (a) Option Price. Subject to the provisions of Section 5(b), the Option price per share shall be determined by the Committee but shall not be less than 100% of the fair market value of such shares at the time the Option is granted.

                  (b) More than 10% Shareholder. If an employee owns more than 10% of the total combined voting power of all classes of stock of the Company as determined under Section 4, at the time an Incentive Stock Option is granted under this Plan, the Committee may issue an Incentive Stock Option to such person at 110% of the fair market value of the Common Stock. Any Incentive Stock Option granted to any such employee shall not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

                  (c) Limitations on Grant of Options. Subject to the limitations under Section 5(b) of this Plan, no Option shall be granted which may be exercised more than ten years after the date it was granted.

                  (d) Limitations on Exercise of Option. No Optionee granted an Option under this Plan may exercise such Option for six months following the date of grant of the Option and unless at all times during the period beginning on the date of the granting of the Option and ending on the day three months before the date of such exercise such Optionee was employed by the Company or a corporation or subsidiary thereof issuing or assuming the Option in a transaction set forth under Section 6 of this Plan.

                  (e) Payment for Shares. Payment in full, in cash, shall be made for all shares issued pursuant to the exercise of an Incentive Stock Option, provided that the Committee may permit payment to be made with shares of the Company's

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         Common  Stock  owned by the  Optionee  to be valued at the fair  market value at the date of exercise. All Options shall be exercised for 100 shares, or a multiple thereof, or for the full number of shares for which the Option is then exercisable. No Optionee shall have the right to dividends or other rights of a stockholder with respect to shares subject to an Option until the Optionee has given written notice of exercise of the Optionee's Incentive Stock Option and paid in full for such shares.

                  (f) Manner of Exercise. Any Option granted pursuant to this Plan may be exercised at such time or times as set forth in the Option, by the delivery of written notice to any officer of the Company, other than the Optionee, together with payment in full, for the number of shares to be purchased pursuant to such exercise. Such notice (i) shall state the election to exercise the Option, (ii) shall state the number of shares in respect of which the Option is being exercised, (iii) shall state the Optionee's address, (iv) shall state the Optionee's social security number, (v) shall contain such representations and agreements concerning Optionee's investment intent with respect to such shares of Common Stock as shall be satisfactory to the Company's counsel, (vi) shall state that the certificate evidencing the shares may be stamped with a restrictive legend and the shares evidenced by such certificate will constitute "restricted securities" as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act") (unless the shares to be acquired are registered under the Act) and (vii) shall be signed and dated by Optionee.

                  (g) Conditions of Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation,the Act, the 11934 Act, the rules and regulations promulgated thereunder, applicable state securities law, and the requirements of any stock exchange or automated quotation system upon which the Share may be listed or quoted, and shall be subject to the approval of legal counsel for the Company with respect to such compliance.

                  (h) Limitation on Transfer of Shares. Unless shares issued upon exercise are at the time of exercise registered under the Act, all shares of Common Stock acquired by an Optionee upon exercise of an Option granted under this Plan shall be deemed to be "restricted securities" as defined in Rule 144 promulgated under the Act and the certificate evidencing such shares shall contain a legend as follows:

                  "The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 (the `Act') or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."


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                  (i)  Other   Representations  or  Warranties.   As  a  further
         condition to the exercise of any Option granted under this Plan, the Company may require each Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

                  (j) Holding Period of Shares. No shares of Common Stock acquired upon exercise of an Incentive Stock Option granted under this Plan shall be sold or otherwise disposed of, within the meaning of
         Section 424(c) of the Code, at any time before the sooner of two years from the date of the grant of an Incentive Stock Option under this Plan or one year after the date of exercise of the Incentive Stock Option. However, an Optionee who has acquired shares of Common Stock upon exercise of a stock option granted under this Plan, who transfers such shares to a trustee, receiver, or other similar fiduciary in any proceeding under Title 11 of the United States Bankruptcy Law or any other similar insolvency proceeding at a time when such Optionee is insolvent shall not have been deemed to have made a transfer or disposition for purposes of this subsection, nor shall one who acquires the shares from the Company with another person in joint tenancy be deemed to have made a transfer or disposition. Shares of Common Stock acquired by exercise of a Nonstatutory Stock Option under the Plan shall not be sold or otherwise disposed of at any time before one year from the date of the grant of the Nonstatutory Stock Option.

                  (k)  Death  of  Optionee.  If an  Optionee  dies,  any  Option previously granted to the Optionee shall be exercisable by the personal representative or administrator of the deceased Optionee's estate, or by any trustee, heir, legatee or beneficiary (collectively referred to for convenience as the "legal representative") who shall have acquired the Option directly from the Optionee by will or by the laws of descent and distribution at any time within one year after his death, but not more than ten years [five years if Section 5(b) is applicable] after the date of granting of the Option, provided the deceased Optionee was entitled to exercise such Option at the time of his death. Prior to the exercise of any such Option, the legal representative of the deceased Optionee shall furnish to the Company written notice of such exercise, together with a certified copy of letters testamentary or other proof deemed sufficient by the Committee of the right of the legal representative to exercise such Option in accordance with the provisions of this Plan.

                  (l) Retirement. If an Optionee's employment with the Company terminates by reason of retirement, any Option previously granted to him shall be exercisable as determined in the sole discretion of the Committee at any time within three months after the date of such termination, but not more than ten years [five years if Section 5(b) is applicable] after the date of granting of the Option, and then only to the extent to which it was exercisable at the time of such termination by retirement; provided, however, that if the Optionee dies within three months after termination by retirement, any unexercised Option, to the extent to which it was exercisable at the time of his death, shall thereafter be exercisable for one year after

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         the date of his  death,  but not more  than ten  years  [five  years if
         Section 5(b) is applicable] after the date of granting of the Option.

                  (m) Disability. If an Optionee becomes disabled within the meaning of Section 22(e)(3) of the Code, and at the time of such disability the Optionee is entitled to exercise an Option, the Optionee shall have the right to exercise such Option within one year after such disability provided that the Optionee exercises within ten years after the date of grant thereof [or five years if Section 5(b) is applicable], and then only to the extent to which it was exercisable at the time of such disability.

                  (n) Optionee's Termination.  If an Optionee ceases to serve an
         Employee, Consultant or Director, as the case may be, for any reason other than death, retirement or disability, any Option previously granted to the Optionee which was exercisable at the time of termination shall terminate three months after the date of such termination or at such earlier time as provided in the terms of the Option granted to the Optionee. To the extent that an Option is not exercised within the time specified herein, the Option shall terminate.

                  (o) Leave of Absence. For the purposes of this Plan (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company, if the period of such leave does not exceed 90 days and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company provided the Optionee's right to re-employment is guaranteed either by statute or by contract, shall not be deemed a termination of employment.

                  (p) Nontransferability of Options. No Option granted under this Plan will be transferable by the Optionee other than by will or the laws of descent and distribution. During the lifetime of the Optionee, the Option will be exercisable only by Optionee.

                  (q) Exercisability of Options. No Optionee granted an Option under this Plan shall be entitled to exercise such Option at any time after the expiration of such Option as specified in the option certificate evidencing such Option.

     6. Adjustments Upon Recapitalization, Merger, Etc. If the outstanding shares of $.10 par value Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, split-up, subdivision or combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company (including a merger or similar reorganization which effects a reincorporation of the Company in a different county or province) is the surviving corporation, the number and kind of shares subject to this Plan or subject to any Options previously granted, and the Option prices, shall be appropriately and equitably adjusted, so as to maintain the proportionate number of shares without changing the aggregate Option price.


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In the  event of a  dissolution  or  liquidation  of the  Company,  or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation and the holder of Common Stock receives securities of another corporation, then any outstanding Options hereunder shall terminate as of the effective date of such event; provided that immediately prior to such event each Optionee shall have the right to exercise any unexpired Option in whole or in part whether or not the Option would otherwise be exercisable. The Company shall afford each person who holds an Incentive Stock Option under this Plan with at least 30 days advance written notice of such event. The existence of this Plan, or of any Options hereunder, shall not in any way prevent any transaction described in this section, nor shall anything contained in this Plan prevent the substitution of a new Option by a surviving corporation.

     7. Use of Proceeds. Proceeds from the sale of stock pursuant to Options granted under this Plan shall constitute general funds of the Company may be used for such general corporate purposes as the Company's Board of Directors shall determine.

     8. Reservation of Issuance of Shares. The Company shall at all times during the duration of this Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of all Options granted pursuant to this Plan, and shall pay all original issue and transfer taxes with respect to the issuance of shares pursuant to the exercise of such Options, and shall pay all of the fees and expenses necessarily incurred in connection with the exercise of such Options and the issuance of such shares.

     9. Amendments. The Board of Directors may amend, alter, or discontinue this Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of any Optionee under any Options previously granted, without the Optionee's consent, or which, without the approval of the stockholders, would:

               (i) except as is provided in Section 6 of this Plan, increase the total number of shares reserved for the purposes of this Plan;

               (ii) decrease the Option price to less than 100% of the fair market value or 110% if Section 5(b) is applicable on the date of the granting of the Option;

               (iii) change the persons (or class of persons) eligible to receive Options under this Plan; or

               (iv) so long as the Company has a class of equity security registered under Section 12 of the 1934 Act, make any material amendment to the Plan.

     Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board in a writing signed by both parties.

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     10. Indemnification. In addition to such other rights of indemnification as they may have as directors, the members of the Committee and the Board of Directors shall be indemnified by the Company against reasonable expenses, including attorneys' fees actually incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therefrom, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Option granted hereunder, or shares purchased pursuant to the exercise of Options under this Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, that such member of the Board of Directors is liable for gross negligence, fraud or willful misconduct in the performance of the director's duties so long as within 60 days after institution of any such action, suit or proceeding, the director shall in writing offer the Company the opportunity, at its own expense, to handle and defend such action, suit or proceeding.

     11. Miscellaneous. Unless the context requires otherwise, words denoting the singular may be construed as denoting the plural, and words denoting the plural may be construed as denoting the singular, and words of one gender may be construed as denoting such other gender as is appropriate. Paragraph headings are not to be considered part of this Plan and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof.

Adopted by Directors:
Adopted by Shareholders:

                                           PEASE OIL AND GAS COMPANY
                                           organized under the laws of Nevada
ATTEST:

                                           By /s/ Willard H. Pease, Jr.
                                              ---------------------------------
                                              Willard H. Pease, Jr.  , Chairman

- ------------------------------------
Patrick J. Duncan, Secretary

S E A L


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